UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2008

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota

1-9595

41-0907483

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota		55423
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Best Buy Co., Inc. (“Best Buy” or the “registrant”) today announced the closing of an offering of $500 million of its 6.75% notes due 2013 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States pursuant to Regulation S under the Securities Act. The Notes will bear interest at a rate of 6.75% per year, payable semi-annually on January 15 and July 15 of each year, beginning on January 15, 2009 through July 15, 2013 (the maturity date).  The interest rate payable on the Notes will be subject to adjustment if either Moody’s Investor Services or Standard & Poor’s Ratings Services downgrades to below investment grade the rating assigned to the Notes.

The Notes are unsecured and unsubordinated obligations of the registrant and will rank equally with all other unsecured and unsubordinated debt of the registrant. The Notes were issued pursuant to an indenture (the “Indenture”), as supplemented by a first supplemental indenture (the “Supplemental Indenture”), which contains covenants that, among other things, limit the ability of the registrant and its North American subsidiaries to incur debt secured by liens, to enter into sale and lease-back transactions and, in the case of such subsidiaries, to incur debt as described in the Indenture, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1, and is incorporated herein by reference.

The registrant may redeem some or all of the Notes at any time, at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to the redemption date and an applicable make-whole amount as described in the Supplemental Indenture, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.2, and is incorporated herein by reference.  If a change of control triggering event, as described in the Supplemental Indenture, occurs, the registrant will be required to offer to repurchase the Notes, unless it has exercised its option to redeem the Notes.

In connection with the issuance of the Notes, the registrant entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the registrant agreed, among other things, to use its reasonable best efforts to (i) consummate an exchange offer for the Notes by January 31, 2009, pursuant to which the Notes would be exchanged for substantially identical notes registered under the Securities Act, or (ii) cause a shelf registration statement covering the resale of the Notes to be declared effective. A copy of the Registration Rights Agreement is attached to this Current Report on Form 8-K as Exhibit 4.3, and is incorporated herein by reference.

The registrant intends to use the net proceeds from the sale of the Notes to fund a portion of its purchase of a 50% interest in The Carphone Warehouse Group PLC’s mobile services and retail distribution business as previously announced and referred to in its Current Reports on Forms 8-K and 8-K/A filed with the U.S. Securities and Exchange Commission on May 8, 2008, May 13, 2008 and June 12, 2008.

The above descriptions of the Indenture, the Supplemental Indenture and the Registration Rights Agreement do not purport to be complete statements of the parties’ rights and obligations under these instruments. The above descriptions are qualified in their entirety by reference to the Indenture, the Supplemental Indenture and the Registration Rights Agreement.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following Exhibits are filed as part of this Current Report on Form 8-K.

Number	Description
4.1	Indenture, dated as of June 24, 2008, between Best Buy Co., Inc. and Wells Fargo Bank, N.A., as Trustee
4.2	Supplemental Indenture, dated as of June 24, 2008, between Best Buy Co., Inc. and Wells Fargo Bank, N.A., as Trustee
4.3

Registration Rights Agreement, dated as of June 24, 2008, by and among Best Buy Co., Inc., J.P. Morgan Securities Inc. and Goldman, Sachs & Co. for themselves and on behalf of the other initial purchasers of the Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: June 24, 2008	By:	/s/ SUSAN S. GRAFTON
Susan S. Grafton
Vice President, Controller and Chief Accounting Officer